Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of PSP Industries, Inc. (the “Registrant”) on Form 10-Q for the quarter ending December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), we, Kristyne Barlow, President, and Eslie O. Barlow, Secretary/Treasurer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	February 14, 2011	By:	/s/Kristyne Barlow
Kristyne Barlow, President and Director

Date:	February 14, 2011	By:	/s/Eslie O. Barlow
Eslie O. Barlow, Secretary, Treasurer and Director